                                                                   EXHIBIT 20.2

[WFS FINANCIAL INC LOGO]

                        WFS FINANCIAL 2001-A OWNER TRUST
                           Distribution Date Statement
                 for Master Service Report Date of June 30, 2001
                     for Distribution Date of July 20, 2001

COLLECTIONS

                                                                                                              DOLLARS
Payments received                                                                                             116,755,560.89
          Plus:
              Servicer Advances                                                                 980,932.98
              Reimbursement of holds                                                            700,405.50
                                                                                            --------------
                                                                                                                1,681,338.48
          Less:
              Reimbursement Advances
              Funds deposited in Holds Account                                                 (659,214.38)
                                                                                               (702,483.24)
                                                                                            --------------
                                                                                                                (1,361,697.62)
                                                                                                               --------------

Total Funds Available for Distribution                                                                         117,075,201.75
                                                                                                               ==============


DISTRIBUTIONS


      Servicing Fee                                                                           2,856,248.00
      Trustee and Other Fees                                                                    383,423.59
      Other Miscellaneous Payments                                                              297,750.00
                                                                                            --------------

Total Fee Distribution                                                                                           3,537,421.59

      Note Interest Distribution Amount - Class A-1                          1,711,336.14
      Note Interest Distribution Amount - Class A-2                          3,201,600.00
      Note Interest Distribution Amount - Class A-3                          4,219,278.19
      Note Interest Distribution Amount - Class A-4                          3,253,534.38
                                                                           --------------

Total Class A Interest Distribution                                                          12,385,748.71

      Note Principal Distribution Amount - Class A-1                        87,838,700.37
      Note Principal Distribution Amount - Class A-2                                 0.00
      Note Principal Distribution Amount - Class A-3                                 0.00
      Note Principal Distribution Amount - Class A-4                                 0.00
                                                                           --------------

Total Class A Principal Distribution                                                         87,838,700.37
                                                                                            --------------

Total Class A Principal and Interest Distribution                                                              100,224,449.08

      Spread Account Deposit                                                                                    13,313,331.08
                                                                                                               --------------


Total Distributions                                                                                            117,075,201.75
                                                                                                               ==============

                        WFS FINANCIAL 2001-A OWNER TRUST
                           Distribution Date Statement
                 for Master Service Report Date of June 30, 2001
                     for Distribution Date of July 20, 2001

PORTFOLIO DATA:
                                                                    # of loans
  Beginning Security Balance                                                71,844                                 942,301,159.89

    Less:     Scheduled Principal Balance                                        0          (43,252,797.90)
              Full Prepayments                                              (4,746)         (35,242,341.77)
              Partial Prepayments                                                0                    0.00
              Liquidations                                                    (701)          (9,343,560.70)
                                                                                           ---------------
                                                                                                                   (87,838,700.37)
                                                                                                                  ---------------
  Ending Security Balance                                                   66,397                                 854,462,459.52
                                                                                                                  ===============

OTHER RELATED INFORMATION:

Spread Account:

          Beginning Balance                                                                  25,489,502.05
            Deposits                                                                         13,313,331.08
            Reductions                                                                                0.00
                                                                                           ---------------
          Ending Balance                                                                                            38,802,833.13

          Beginning Initial Deposit                                                          25,000,000.00
            Repayments                                                                                0.00
                                                                                           ---------------
          Ending Initial Deposit                                                                                    25,000,000.00


Modified Accounts:
          Principal Balance                                                                           0.00%                  0.00
          Scheduled Balance                                                                           0.00%                  0.00

Servicer Advances:
          Beginning Unreimbursed Advances                                                       549,956.98
          New Advances                                                                          980,932.98
          Advances Reimbursed                                                                  (659,214.38)
                                                                                           ---------------
          Ending Unreimbursed Advances                                                                                 871,675.58

Holding Account:
          Beginning Balance                                                                     560,747.25
          Funds Deposited                                                                       702,483.24
          Withdrawal to Collection Account                                                     (700,405.50)
                                                                                           ---------------
          Ending Balance                                                                                               562,824.99

Net Charge-Off Data:                                                # of loans
          Charge-Offs                                                          711            3,943,808.80
          Recoveries                                                          (380)            (645,442.84)
                                                                                           ---------------
          Net Charge-Offs                                                      331                                   3,298,365.96

Delinquencies (P&I):                                                # of loans
          30-59 Days                                                         1,495           15,614,969.91
          60-89 Days                                                           392            4,063,297.53
          90-119 Days                                                          136            1,441,816.90
          120 days and over                                                      6               50,943.79

Repossessions                                                                   57              448,857.31

Contracts Repurchased (pursuant to Sect. 3.02, 4.07,
  or 9.01 of the Sale and Servicing Agreement)                                   0                                           0.00

Cumulative Charge-Off Percentage                                                                                             0.33%
Delinquency Percentage                                                                                                       0.57%

WAC                                                                                                                       14.7754%
WAM                                                                                                                        57.179

                        WFS FINANCIAL 2001-A OWNER TRUST
                           Distribution Date Statement
                 for Master Service Report Date of June 30, 2001
                     for Distribution Date of July 20, 2001

                                         BEGINNING        NOTE QUARTERLY                           TOTAL
                     ORIGINAL           OUTSTANDING          PRINCIPAL            PRIOR          PRINCIPAL
                    PRINCIPAL            PRINCIPAL         DISTRIBUTABLE        PRINCIPAL      DISTRIBUTABLE
CLASSES              BALANCE              BALANCE             AMOUNT            CARRYOVER         AMOUNT
-------         ----------------      --------------       -------------        ---------      -------------
A-1               179,000,000.00      121,301,159.89       87,838,700.37          0.00         87,838,700.37

A-2               232,000,000.00      232,000,000.00                0.00          0.00                  0.00

A-3               334,000,000.00      334,000,000.00                0.00          0.00                  0.00

A-4               255,000,000.00      255,000,000.00                0.00          0.00                  0.00

TOTAL           1,000,000,000.00      942,301,159.89       87,838,700.37          0.00         87,838,700.37

                                                       REMAINING          TOTAL
                    PRINCIPAL         CURRENT         OUTSTANDING       PRINCIPAL
                  DISTRIBUTION       PRINCIPAL         PRINCIPAL       AND INTEREST
CLASSES              AMOUNT          CARRYOVER          BALANCE        DISTRIBUTION
-------           -------------      ---------      --------------    --------------
A-1               87,838,700.37         0.00         33,462,459.52     89,550,036.51

A-2                        0.00         0.00        232,000,000.00      3,201,600.00

A-3                        0.00         0.00        334,000,000.00      4,219,278.19

A-4                        0.00         0.00        255,000,000.00      3,253,534.38

TOTAL             87,838,700.37         0.00        854,462,459.52    100,224,449.08

                          NOTE QUARTERLY                     TOTAL
                             INTEREST         PRIOR         INTEREST            INTEREST         CURRENT
 NOTE      INTEREST        DISTRIBUTABLE     INTEREST     DISTRIBUTABLE       DISTRIBUTION      INTEREST
CLASSES      RATE             AMOUNT        CARRYOVER        AMOUNT              AMOUNT         CARRYOVER
-------    --------       --------------    ---------     -------------       -------------     ---------
A-1        5.58125%        1,711,336.14        0.00        1,711,336.14        1,711,336.14         0.00

A-2        5.52000%        3,201,600.00        0.00        3,201,600.00        3,201,600.00         0.00

A-3        4.99750%        4,219,278.19        0.00        4,219,278.19        4,219,278.19         0.00

A-4        5.04750%        3,253,534.38        0.00        3,253,534.38        3,253,534.38         0.00

TOTAL                     12,385,748.71        0.00       12,385,748.71       12,385,748.71         0.00

               DEFICIENCY               POLICY
                 CLAIM                  CLAIM
                 AMOUNT                 AMOUNT
               ----------               ------
                  0.00                   0.00

                  0.00                   0.00

                  0.00                   0.00

                  0.00                   0.00


                  0.00                   0.00

       Note Percentage             100.000000%

Certificate Percentage               0.000000%


Note: The interest rates for class A-3 and A-4 are LIBOR + 0.17%, and LIBOR + 0.22%. The LIBOR rate for this distribution period is 4.8275%.

                        WFS FINANCIAL 2001-A OWNER TRUST
                              Officer's Certificate
                 for Master Service Report Date of June 30, 2001
                     for Distribution Date of July 20, 2001

                Detailed Reporting

        See Schedule F


WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of June 30, 2001 and were performed in conformity with the Sale and Servicing Agreement dated February 1, 2001.


                                       --------------------------------
                                       Mark Olson
                                       Senior Vice President
                                       Controller


                                       --------------------------------
                                       Susan Tyner
                                       Vice President
                                       Assistant Controller